Cantaloupe, Inc. Reports Third Quarter 2022 Financial Results, Which Includes Record Transaction Fee Revenue

MALVERN, Pa. -- May 5, 2022 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a leading company in digital payments and software services, that provides end-to-end technology solutions for the convenience retail market, today reported results for the fiscal year 2022 third quarter ended March 31, 2022.

“We are pleased to report another strong quarter, with 18% growth in revenue, primarily driven by a 31% increase in transaction fees, another record,” said Sean Feeney, chief executive officer, Cantaloupe, Inc. "We showcased many of our products at the recent National Automatic Merchandising Association (NAMA) show, and saw tremendous interest and engagement from customers and prospects. The industry is poised to continue to grow due to strong secular tailwinds and innovation at the forefront of operator’s minds. Cantaloupe is well positioned with our portfolio of innovative products and customer support services to help operators, engage their customers, optimize their businesses and increase same store sales, now and in the future.”

Third Quarter Financial Highlights:

•Total Dollar Volumes of Transactions in the third quarter were $562 million, an increase of 36% year over year
•Revenue in the third quarter of $50.3 million, an increase of 18% year over year
◦Transaction fees of $27.5 million, an increase of 31% year over year
◦Subscription fees of $14.6 million, an increase of 7% year over year
◦Equipment sales of $8.2 million, an increase of 1% year over year
•Gross margin improvement to 32.2% compared with 29.7% in the prior year period
◦Subscription and transaction fees margins of 40.0% compared to 41.0% in the prior year quarter
◦Equipment sales margins of (8.0)% compared to (18.8)% in the prior year quarter
•Operating income improvement to $0.9 million for the quarter ended March 31, 2022, compared to operating loss of $2.0 million in the prior year period
•U.S. GAAP Net income applicable to common shares improved to $1.8 million, or $0.03 per share, compared to Net loss applicable to common shares of $2.2 million, or a loss of $0.03 per share, in the prior year period
•Adjusted EBITDA1 improved to $3.7 million compared to $2.2 million in the prior year period, an increase of 68%
•Active Customers totaled 22,818 at the end of the third quarter of 2022 compared to 18,763 at the end of the third quarter of 2021, an increase of 22%
•Active Devices totaled 1.12 million at the end of the third quarter of 2022 compared to 1.08 million at the end of the third quarter of 2021, an increase of 4%

Third Quarter Business Highlights:

•Launched an innovative bundled subscription model, the Cantaloupe ONE Platform, which provides operators the flexibility and predictability of a monthly, fixed subscription amount covering the hardware and service fees
•Continued successful rollout of the ePort Engage Series, with the release of the ePort Engage Combo to the market in March 2022
•Announced the general availability of the newly enhanced Yoke Micro Market Platform upgrade that includes new features and functionality for Yoke Pay, Yoke POS, and the Yoke Portal
•Expanded and restructured our JPMorgan Credit facility
•Successfully completed the HIVERY Enhance™ AI powered merchandising product integration and expanded machine type compatibility for Remote Price Change (RPC)

1 Adjusted earnings before income taxes, depreciation, and amortization, stock-based compensation expense, and certain other significant infrequent or unusual losses and gains that are not indicative of our core operations (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net income to Adjusted EBITDA.

Fiscal Year 2022 Outlook:

For full fiscal year 2022, the Company expects the following:

•Revenue to be between $200 million and $210 million, representing a 20% to 26% increase year over year
•U.S. GAAP Net loss applicable to common shares to be between $(1) million and $(3) million
•Adjusted EBITDA1 to be between $8.5 million and $10.5 million, a 12% to 38% increase year over year

Webcast and Conference Call:

Cantaloupe will host a conference call and webcast at 5:00 p.m. Eastern Time today. To participate in the conference call, please dial + 1 (866) 393-1608, approximately 10 minutes prior to the call. International callers should dial +1 (224) 357-2194. Please reference conference ID # 5389692.

A live webcast of the conference call will be available at: https://cantaloupeinc.gcs-web.com/events-and-presentations. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 8:00 p.m. Eastern Time on May 5, 2022, until 8:00 p.m. Eastern Time on May 8, 2022 and may be accessed by calling +1 (855) 859-2056 (domestic dial-in) or +1 (404) 537-3406 (international dial-in) and reference conference ID # 5389692.

An archived replay of the conference call will also be available in the investor relations section of the Company's website.

About Cantaloupe, Inc.

Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market. Cantaloupe is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively. For more information, please visit our website at www.cantaloupe.com.

Discussion of Non-GAAP Financial Measures:

This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below.

We use Adjusted EBTIDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP Net loss before (i) interest income, (ii) interest expense on debt and reserves, (iii) income tax expense, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, and (vii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations.

See reconciliation below for a description of itemized EBITDA adjustments.

Forward-looking Statements:

All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by Cantaloupe of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on Cantaloupe’s operations, financial condition and the demand for Cantaloupe’s products and services; the ability of Cantaloupe to predict or estimate its future quarterly or annual revenue and expenses given the developing and unpredictable market for its products; the ability of Cantaloupe to retain key customers from whom a significant portion of its revenues is derived; the ability of Cantaloupe to compete with its competitors to obtain market share; the ability of Cantaloupe to make available and successfully upgrade current customers to new standards and protocols; whether Cantaloupe's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by Cantaloupe; the ability of Cantaloupe to execute on mergers, acquisitions and/or strategic alliances, including the timing and closing of acquisitions and our ability to integrate and operate such acquisitions consistent with our forecasts; disruptions to our systems, breaches in the security of transactions involving our products or services, or failure of our processing systems; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2021 and Quarterly Report on Form 10-Q for the period ended September 30, 2021 and December 31, 2021. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

-F--CTLP

Media and Investor Relations Contacts for Cantaloupe, Inc:
Sarah Toomey
RH Strategic Communications
stoomey@rhstrategic.com

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Cantaloupe, Inc.
Condensed Consolidated Balance Sheets

($ in thousands, except share data)	March 31, 2022 (Unaudited)	June 30, 2021

Assets
Current assets:
Cash and cash equivalents	$75,086	$88,136
Accounts receivable, net	29,802	27,470
Finance receivables, net	6,586	7,967
Inventory, net	13,650	5,292
Prepaid expenses and other current assets	3,737	2,414
Total current assets	128,861	131,279

Non-current assets:
Finance receivables due after one year, net	13,214	11,632
Property and equipment, net	11,284	5,570
Operating lease assets	2,661	3,049
Intangibles, net	18,777	19,992
Goodwill	66,656	63,945
Other assets	2,792	2,205
Total non-current assets	115,384	106,393

Total assets	$244,245	$237,672

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$37,552	$36,775
Accrued expenses	26,603	26,460
Current obligations under long-term debt	771	675
Deferred revenue	1,970	1,763
Total current liabilities	66,896	65,673

Long-term liabilities:
Deferred income taxes	195	179
Long-term debt, less current portion	14,010	13,644
Operating lease liabilities, non-current	2,763	3,645
Total long-term liabilities	16,968	17,468

Total liabilities	83,864	83,141
Commitments and contingencies (Note 13)
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $22,113 and $21,447 at March 31, 2022 and June 30, 2021, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized	—	—
Common stock, no par value, 640,000,000 shares authorized, 71,097,674 and 71,258,047 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively	468,248	462,775
Accumulated deficit	(311,005)	(311,382)
Total shareholders’ equity	157,243	151,393
Total liabilities, convertible preferred stock and shareholders’ equity	$244,245	$237,672

Cantaloupe, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
($ in thousands, except per share data)	2022	2021	2022	2021
Revenues:
Subscription and transaction fees	$42,143	$34,686	$123,956	$101,008
Equipment sales	8,157	8,074	23,215	16,913
Total revenues	50,300	42,760	147,171	117,921

Costs of sales:
Cost of subscription and transaction fees	25,291	20,463	76,234	60,415
Cost of equipment sales	8,809	9,593	23,871	18,262
Total costs of sales	34,100	30,056	100,105	78,677

Gross profit	16,200	12,704	47,066	39,244

Operating expenses:
Sales and marketing	1,937	1,754	6,021	4,873
Technology and product development	5,532	4,425	16,701	11,422
General and administrative	6,788	7,552	21,724	28,076
Depreciation and amortization	1,062	991	3,197	3,111
Total operating expenses	15,319	14,722	47,643	47,482

Operating income (loss)	881	(2,018)	(577)	(8,238)

Other income (expense):
Interest income	445	302	1,363	978
Interest expense	852	(88)	(100)	(3,970)
Other income (expense)	(7)	—	(83)	—
Total other income (expense), net	1,290	214	1,180	(2,992)

Income (loss) before income taxes	2,171	(1,804)	603	(11,230)
Provision for income taxes	(35)	(44)	(226)	(133)

Net income (loss)	2,136	(1,848)	377	(11,363)
Preferred dividends	(334)	(334)	(668)	(668)
Net income (loss) applicable to common shares	$1,802	$(2,182)	$(291)	$(12,031)

Net earnings (loss) per common share
Basic and diluted	$0.03	$(0.03)	$0.00	$(0.18)

Weighted average number of common shares outstanding used to compute net income (loss) per share applicable to common shares
Basic	71,083,044	67,112,511	71,076,022	65,617,458
Diluted	71,486,718	67,112,511	71,076,022	65,617,458

Cantaloupe, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
	March 31,
($ in thousands)	2022	2021
Cash flows from operating activities:
Net income (loss)	$377	$(11,363)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock based compensation	4,624	6,366
Amortization of debt issuance costs and discounts	68	2,696
Provision for expected losses	2,519	1,286
Provision for inventory reserve	334	768
Depreciation and amortization included in operating expenses	3,197	3,111
Depreciation included in costs of sales for rental equipment	738	1,055
Property and equipment write-off	—	1,658
Other	402	1,192
Changes in operating assets and liabilities:
Accounts receivable	(4,415)	(6,031)
Finance receivables	(627)	(252)
Inventory	(8,691)	2,297
Prepaid expenses and other assets	(1,909)	(1,343)
Accounts payable and accrued expenses	(206)	7,218
Operating lease liabilities	(547)	(795)
Deferred revenue	207	(28)
Net cash (used in) provided by operating activities	(3,929)	7,835

Cash flows from investing activities:
Cash paid for acquisition	(2,966)	—
Purchase of property and equipment	(7,198)	(1,281)
Proceeds from sale of property and equipment	—	12
Net cash used in investing activities	(10,164)	(1,269)

Cash flows from financing activities:
Proceeds from debt facilities, net of issuance costs	738	14,550
Repayment of debt facilities	(437)	(15,554)
Proceeds from private placement	—	55,008
Payment of equity issuance costs	—	(2,598)
Proceeds from exercise of common stock options	849	77
Payment of third-party debt issuance costs	(107)	—
Payment of Antara prepayment penalty and commitment termination fee	—	(1,200)
Net cash provided by financing activities	1,043	50,283

Net (decrease) increase in cash and cash equivalents	(13,050)	56,849
Cash and cash equivalents at beginning of year	88,136	31,713
Cash and cash equivalents at end of period	$75,086	$88,562

Supplemental disclosures of cash flow information:
Interest paid in cash	$ 542	$ 804

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Three months ended March 31,
($ in thousands)	2022	2021
U.S. GAAP net income (loss)	$2,136	$(1,848)
Less: interest income	(445)	(302)
Plus: interest expense	(852)	88
Plus: income tax provision	35	44
Plus: depreciation expense included in costs of sales for rentals	220	2
Plus: depreciation and amortization expense in operating expenses	1,062	991
EBITDA	2,156	(1,025)
Plus: stock-based compensation (a)	1,495	3,216
Adjustments to EBITDA	1,495	3,216
Adjusted EBITDA	$3,651	$2,191

(a)     As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.

	Nine months ended March 31,
($ in thousands)	2022	2021
U.S. GAAP net income (loss)	$377	$(11,363)
Less: interest income	(1,363)	(978)
Plus: interest expense	100	3,970
Plus: income tax provision	226	133
Plus: depreciation expense included in costs of sales for rentals	738	1,055
Plus: depreciation and amortization expense in operating expenses	3,197	3,111
EBITDA	3,275	(4,072)
Plus: stock-based compensation (a)	4,624	6,366
Plus: asset impairment charge (b)	—	333
Adjustments to EBITDA	4,624	6,699
Adjusted EBITDA	$7,899	$2,627

(a)    As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b)    As an adjustment to EBITDA, we have excluded the non-cash impairment charges related to long-lived operating lease assets because we believe that these do not represent charges that are related to our core operations.